January 23, 2004
Walnut Creek, CA

Contact: James L. Ryan
Bank of Walnut Creek
(925) 932-5353

BWC FINANCIAL CORP. ANNOUNCES FOURTH QUARTER & YEAR-TO-DATE EARNINGS

        James L. Ryan, Chief Executive Officer and Chairman of the Board of BWC Financial Corp. and its subsidiaries Bank of Walnut Creek and BWC Mortgage Services, announced Fourth Quarter and Year End 2003 earnings.

        Net income for the Corporation for the year ending December 31, 2003 was $4,799,000 or $1.22 diluted earnings per share, compared to net income of $4,588,000 or $1.15 diluted earnings per share at Year End 2002.

        Earnings for the Year 2003 represent a return on average assets (ROA) of 1.09% and a return on average equity (ROE) of 11.14%, compared to an ROA of 1.13% and an ROE of 11.59% for the Year 2002.

        Fourth Quarter 2003 income was $1,183,000 or $0.30 diluted earnings per share compared to Fourth Quarter 2002 income of $1,342,000 or $0.34 diluted earnings per share. Earnings for Fourth Quarter 2003 represent a return on average assets (ROA) of 1.03 % and a return on average equity (ROE) of 10.69% compared to a 1.31% ROA and a 13.03% ROE for Fourth Quarter 2002.

        Total assets of the Corporation at December 31, 2003 were $457,156,000, compared to total assets of $409,466,000 at Year End 2002.

        Additional details may be found in the Summary of Consolidated Financial Results for Year End and Fourth Quarter 2003.

BWC Financial Corp.
Consolidated Financial Results
In thousands except share and per share amounts

                                                              Quarter Ended                   Year to Date
SUMMARY INCOME STATEMENT                                      December 31,                    December 31,
                                                         2003            2002            2003            2002
                                              ----------------------------------------------------------------
Interest Income                                        $6,657          $6,295         $26,312         $25,416
Interest Expense                                          971           1,110           4,252           5,003
                                              ----------------------------------------------------------------
Net Interest Income                                     5,686           5,185          22,060          20,413
Provision for Credit Losses                               450             300           1,500           1,200

Non-interest Income                                     3,649           3,980          17,377          11,692
Non-interest Expenses                                   6,968           6,443          29,128          22,745
Minority Interest                                         112             335           1,172             970
                                              ----------------------------------------------------------------

EBIT                                                    1,805           2,087           7,637           7,190
Income Taxes                                              622             745           2,838           2,602
                                              ----------------------------------------------------------------
Net Income                                             $1,183          $1,342          $4,799          $4,588

Basic EPS                                               $0.30           $0.34           $1.22           $1.21
Diluted EPS                                             $0.30           $0.34           $1.22           $1.15

                                                              Quarter Ended                   Year to Date
                                                              December 31,                    December 31,
SELECTED PERFORMANCE RATIOS                              2003            2002            2003            2002
                                              ----------------------------------------------------------------
Return on Average Assets                                1.03%           1.31%           1.09%           1.13%
Return on Average Equity                               10.69%          13.03%          11.14%          11.59%
Net Interest Margin to Earning Assets                   5.19%           5.38%           5.34%           5.43%
Efficiency Ratio (Bank only)                           65.25%          65.28%          66.30%          66.37%

SUMMARY BALANCE SHEET
In thousands                                                     December 31,                    December 31,
Assets:                                                                  2003                            2002
                                                              ----------------                ----------------
Cash and Equivalents                                                  $21,500                         $23,029
Investments                                                            86,655                          71,105
Loans                                                                 337,119                         309,560
Allowance for Credit Losses                                            -6,692                          -5,977
Other Assets                                                           18,574                          11,749
                                                              ----------------                ----------------
Total Assets                                                         $457,156                        $409,466

Deposits                                                             $370,165                        $340,953
Other Borrowings                                                       38,423                          23,622
Other Liabilities                                                       3,745                           2,892
                                                              ----------------                ----------------
Total Liabilities                                                    $412,333                        $367,467

Equity                                                                 44,823                          41,999
Total Liabilities and Equity                                         $457,156                        $409,466

Common Stock issued and outstanding                                 3,909,132                       3,619,510

        Founded in 1980, Bank of Walnut Creek’s headquarters and main office are at 1400 Civic Drive, Walnut Creek. Additional branch offices are in Orinda, San Ramon, Danville, Pleasanton, and a regional business center in San Jose. BWC Mortgage Services, with headquarters in San Ramon, has mortgage consultants in each of the Bank’s branch offices.

        #####

Nasdaq: BWCF

http://www.bowc.com

This press release contains forward-looking statements with respect to the financial condition, results of operation and business of BWC Financial Corp.(BWC). These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the operating characteristics of the Company’s income tax refund programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) the occurrence of future terrorist acts or impact of military actions;and (5) legislative or regulatory changes adversely affecting the business in which BWC engages. Forward-looking statements speak only as of the date they are made, and BWC does not undertake to update forward-looking statements. 1/23/04